                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  JULY 9, 2002


                            GABLES RESIDENTIAL TRUST
             (Exact name of Registrant as specified in its charter)





          MARYLAND                     1-12590                   58-2077868
(State or other jurisdiction      (Commission File            (I.R.S. Employer
      of incorporation)                Number)               Identification No.)



                     6551 PARK OF COMMERCE BLVD., SUITE 100
                              BOCA RATON, FL 33487
              (Address of principal executive offices and zip code)



               Registrant's telephone number, including area code:
                                 (561) 997-9700

ITEM 5.     OTHER EVENTS.

         On July 9, 2002, Gables Residential Trust (the "Company") issued a press release, and on July 10, 2002, the Company published and mailed notice that it will redeem all outstanding shares of its 8.30% Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Shares") on August 9, 2002 (the "Redemption Date") at a price of $25.00 per share, plus $0.31125 in accrued and unpaid dividends to the Redemption Date, for an aggregate redemption price of $25.31125 per Series A Preferred Share. For further information concerning the redemption, see the press release and the Notice of Redemption to the holders of the Series A Preferred Shares which are filed as exhibits to this report.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS.

       (c)  EXHIBITS:

Exhibit No.                  Description
-----------                  -----------

      99.1  Press Release of the Company, dated July 9, 2002.

      99.2  Notice of Redemption, dated July 10, 2002.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   July 10, 2002                       GABLES RESIDENTIAL TRUST



                                             By:      /s/ Marvin R. Banks, Jr.
                                                      --------------------------
                                                      Marvin R. Banks, Jr.
                                                      Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.                  Description
-----------                  -----------

      99.1  Press Release of the Company, dated July 9, 2002.

      99.2  Notice of Redemption, dated July 10, 2002.